CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated May 27, 2011 on the financial statements of Santa Barbara Group of Mutual Funds, Inc., comprising of The Montecito Fund as of March 31, 2011 and for the periods indicated therein and to the references to our firm in this Form N-14.

/s/ Cohen Fund Audit Services

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

June 14, 2011